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                                                                      EXHIBIT 16


October 3, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A of Team, Inc. dated August 31, 2001.



Yours truly,


DELOITTE & TOUCHE LLP





cc:      SEC Administrative
         Coordinator
         Washington, D.C.